CHARTER OF THE AUDIT COMMITTEE
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                       Adopted by Board of Directors on February 17, 2000
                          Amended by Board of Directors on May 10, 2001

1.  General (Structure, Process, and Membership Requirements).
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         (a)      Membership. The Fairchild Corporation (the "Corporation")
                  shall have an audit committee (the "Audit Committee") comprised of at least three members ("Members") of the Corporation's Board of Directors. Each Member of the Audit Committee shall be independent of the Corporation's management and shall be free from any relationship that would interfere with the exercise of judgment independent of the Corporation's management.

                  Members of the Audit Committee shall meet the following criteria:

                  (i) Independence of Audit Committee Members: Each Member must be independent. "Independent" is defined as having no relationship with the Corporation that may interfere with the Member's exercise of his independence from management of the Corporation.

                   (ii) Financial Literacy: Each Member must be financially literate (as interpreted by the Corporation's Board of Directors in its business judgment).

                  (iii)    Accounting or Related Financial Management Expertise:
                           At least one Member of the Audit Committee must have accounting or related financial management expertise (as interpreted by the Corporation's Board of Directors in its business judgment).

                  (iv) No Employment of Audit Committee Members: Neither the Member nor anyone in his immediate family may be an officer or employee of the Corporation (or any of its affiliates) or have been an officer or employee of the Corporation (or any of its affiliates) in the last three years.

                  (v) No Business Relationship Between Audit Committee Members and the Corporation: If a Member (or any organization in which such Member is a partner, controlling shareholder or executive officer) has (or in the last three years, has had) a business relationship with the Corporation (including a commercial, industrial, banking, consulting, legal, accounting, or other relationship), the Board of Directors must specifically determine that (in the Board of Directors' business judgment) such business relationship does not interfere with the Member's exercise of his independent judgment. In making this determination, the Board shall consider, among other things, the materiality of the relation to the Corporation, to the Member, and, if applicable, to the organization with which the director is affiliated.

                  (vi) No Cross Compensation Links: If any executive officer of the Corporation is a member of the audit committee of another organization, then no executive officer of such other organization may serve as a Member of the Corporation's Audit Committee.

          (b)     Purpose.  The purpose of the Audit Committee shall be to
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                  assist the Corporation's Board of Directors in discharging its responsibilities with respect to (i) the Corporation's internal accounting, auditing, and financial reporting controls, policies, procedures, and practices (collectively, "Internal Controls"), and (ii) the Corporation's outside auditors.

         (c)      Appointment and Term.  The Chairman and each other Member of
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                  the Audit Committee shall be appointed by the Corporation's
                  Board of Directors to serve a term of one year or until their successors have been duly appointed and assume office.

         (d)      Committee Meetings.  The Audit Committee shall hold at least
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                  four regular meetings each year, and such additional meetings as the Chairman or a majority of the Members of the Audit Committee may deem necessary or advisable. The Audit Committee may require the presence and participation of any officer or employee of the Corporation, the Corporation's internal auditors, or the Corporation's outside auditors at any meeting of the Audit Committee.

         (e)      Minutes.  The Audit Committee shall prepare and approve
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                  minutes of its meetings, and such minutes shall be submitted to the Corporation's Board of Directors for review and to the Corporation's Secretary for inclusion in the Corporation's minute books.

         (f)      Reports of Actions.  The Audit Committee shall promptly report
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                  all actions it has taken to the Corporation's Board of
                  Directors for ratification.

2.       Responsibilities of the Audit Committee (Scope of Audit Committee's
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         Responsibilities and How It Carries Out These Responsibilities).
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         (a)      Internal Controls.  The Audit Committee shall review the
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                  actions taken by the Corporation's management to ensure that the Corporation adopts, maintains and adheres to a system of internal controls that provides reasonable assurances that
                  (1) all transactions of the Corporation are properly authorized and are reflected in the books and records of the Corporation, (2) the risk of financial misconduct is minimized and any such misconduct is promptly detected and reported, (3) the Corporation is able to prepare and publish financial statements that are fairly presented, have been prepared in accordance with generally accepted accounting principles, and comply with all Securities and Exchange Commission ("SEC"), New York Stock Exchange ("NYSE"), and
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                  Financial Accounting Standards Board ("FASB") requirements,
                                                         ----
                  and (4) the internal and external audits of the Corporation are adequate and comply with all SEC, NYSE, and FASB requirements. The Audit Committee shall review with the Corporation's Chief Financial Officer and outside auditors at least annually the adequacy and effectiveness of the Corporation's internal controls.

         (b)      Financial Statements.  The Audit Committee shall review the
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                  Corporation's published financial statements, including
                  without limitation (1) any unusual or non-recurring items therein, (2) the accounting principles applied therein, (3) any changes in previously applied accounting principles, and
                  (4) management's report accompanying the Corporation's annual financial statements included in the Corporation's Annual Report to Shareholders.

         (c)      Internal Audit.  The Audit Committee shall review (1) the
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                  Corporation's internal audit plans with management and the
                  Corporation's outside auditors (which review shall be conducted at least annually), (2) management's appointment, replacement, reassignment, or dismissal of the Corporation's internal auditors, (3) the progress and key findings of the Corporation's internal audits, (4) the compensation paid by the Corporation to its internal auditors for all services rendered (which review shall be conducted at least annually),
                  (5) all reports, criticisms, problems, issues, recommendations, or other matters submitted or raised by the Corporation's internal auditors, and management's responses, actions, and follow-up with respect thereto, and (6) all disagreements between management and the Corporation's internal auditors.

         (d)      Independent Outside Auditors.  The Audit Committee shall
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                  annually review (1) management's recommendation with respect to the selection of the Corporation's outside auditors, and provide to the Corporation's Board of Directors a recommendation with respect to such selection, (2) the scope of the Corporation's annual examination and audit with the Corporation's outside auditors, (3) management's evaluation of the independence of the Corporation's outside auditors, (4) the letter from the Corporation's outside auditors with respect to their independence from the Corporation's management and their unrestricted access to the Audit Committee, (5) the report from the Corporation's outside auditors with respect to the services that they have provided to the Corporation and other related matters (including the percentage hours worked on the Corporation's audit engagement by persons other than the outside auditors' full time employees), (6) the compensation paid by the Corporation to its outside auditors for all services rendered, (7) all reports, criticisms, problems, issues, recommendations, or other matters submitted or raised by the Corporation's outside auditors, and management's responses, actions, and follow-up with respect thereto, and (8) all disagreements between management and the Corporation's outside auditors.

                  The outside auditors of the Corporation are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

                  The Audit Committee is responsible for:

                  (i) Obtaining annually from the Corporation's outside auditors a formal written statement to the Audit Committee delineating (A) all relationships between the auditors and the Corporation and its officers, directors, and substantial shareholders, and (B) all services furnished by the auditors to the Corporation and its officers, directors, and substantial shareholders, in each case during the audit and engagement period and bearing upon the auditors' independence for purposes of SEC and Independence Standards Board ("ISB") requirements and rules;

                  (ii) Actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors;

                  (iii) Recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence;

                  (iv) Reviewing copies of annual disclosure statements from the Corporation's officers, directors, ten percent (10%) or more shareholders, employees employed by us in an accounting or financial oversight role, and, if relevant, employees known formerly to have been partners, principals, shareholders, or professional employees of the Corporation's outside auditors or known to be close family relatives of such persons (or the relevant portions of such statements) regarding any relationships between the auditors and the Corporation or its officers, directors, ten percent (10%) or more shareholders, or such employees and any services furnished by the Corporation's outside auditors to the Corporation or its officers, directors, or ten percent (10%) or more shareholders bearing upon the auditors' independence from the Corporation for purposes of SEC and ISB requirements and rules; and

                  (v) Actively engaging in a dialogue with the Corporation's officers, directors, ten percent (10%) or more shareholders, employees employed by the Corporation in an accounting or financial oversight role, and, if relevant, employees formerly partners, principals, shareholders, or professional employees of the Corporation's outside auditors with respect to any relationships or services disclosed by them or the Corporation's outside auditors that may impact on the objectivity and independence of the Corporation's outside auditors.

         (e)      Second Opinions.  The Audit Committee shall review decisions
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                  by management to obtain second opinions on significant
                  accounting issues and any actions taken by management in reliance on such opinions.

         (f)      Meetings.  The Audit Committee shall meet at least annually
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                  with (1) appropriate officers and employees of the Corporation to discuss tax matters affecting the Corporation, and (2) in-house counsel to discuss legal matters affecting the Corporation.

3.       Annual Consultation with Outside Auditors.  In order to ensure that the
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         Audit Committee receives all the information necessary to carry out its responsibilities, the Audit Committee shall request, at least annually, confirmation from the Corporation's outside auditors that they have informed the Audit Committee as to (a) the initial selection of and changes in significant accounting policies and their application, (b) the process used in formulating sensitive accounting estimates, (c) adjustments proposed by the auditor but not recorded by the Corporation that could cause future financial statements to be materially misstated, (d) disagreements with management and whether or not they have been satisfactorily resolved, (e) cases when management consulted with other accountants about auditing and accounting matters, (f) difficulties encountered in performing the annual audit, and (g) any other significant internal control or financial reporting matter.

4.       Preparation of Annual Financial Statements.  Each year, prior to
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         releasing the Corporation's audited financial statements, the Audit
         Committee shall take the following actions:

         (a) The Audit Committee shall review and discuss the audited financial statements with management;

         (b) The Audit Committee shall discuss with the Corporation's outside auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

         (c) The Audit Committee shall receive and review the written disclosures and the letter from the Corporation's outside auditors required by ISB Standard No. 1, as may be modified or supplemented, and the reports and statements it is to obtain pursuant to Section 2(d) above, and shall discuss the auditors' independence with the auditors and the Corporation's officers, directors, ten percent (10%) or more shareholders, and relevant employees;

         (d) Based on the review and discussions referred to in sub-paragraphs (a) through (c) above, the Audit Committee shall determine (and shall report in the Corporation's Annual Proxy Statement) if it recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K. In connection therewith, the Audit Committee shall consider whether any non-audit services rendered by the Corporation's outside auditors to the Corporation during the audit or engagement period are consistent with the auditors' independence from the Corporation and shall report the fact of such consideration in the Corporation's Annual Proxy Statement;

         (e) Each Member of the Audit Committee shall provide such information as may be reasonably requested by the Corporation in order to enable the Board to review whether the Members of the Audit Committee are independent, as defined in NYSE listing standards and Section 1 hereof;

         (f) The Audit Committee shall review its own compliance with the policies and procedures of this Charter, including, without limitation, compliance with the following Sections:

                  Section 2(a) (review with the Corporation's Chief Financial Officer and outside auditors the adequacy and effectiveness of the Corporation's internal controls);

                  Section 2(b) (review the Corporation's financial statements);

                  Section 2(c) (review with the Corporation's management and outside auditors the Corporation's internal audit plans);

                  Section 2(d) (review the recommendation and selection of the Corporation's outside auditors; determine that the outside auditors are independent);

                  Section 2(e) (review any decisions by the Corporation's management to obtain second opinions on significant accounting issues);

                  Section 2(f) (meet with the Corporation's officers and employees to discuss tax and legal matters); and

                  Section 3 (annual consultation with the Corporation's outside auditors).

         (g) The Corporation shall provide to the NYSE written confirmation regarding:

                  (i) The Board's annual determination regarding the independence of Members of the Audit Committee;
                  (ii)     The financial literacy of the Audit Committee
                           Members;
                  (iii) The determination that at least one Audit Committee Member has accounting or related financial management expertise; and
                  (iv) The Audit Committee's annual review and reassessment of the adequacy of this Charter.

5. Compliance with NYSE Requirements. Sections 1(a), 2(d), and 4(g) of this Charter are intended to comply with Rules 303.01 and 303.02 of the NYSE Listed Company Manual (as last modified on 12/20/99). In the event of any amendments to such Rules, the Board shall consider parallel amendments to this Charter.

This Charter was approved by the Corporation's Board of Directors on February 17, 2000. It was amended by the Corporation's Board of Directors on May 10, 2001.